SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                Date of Report (Date of earliest event reported):


                                 March 25, 1997


                            AXENT TECHNOLOGIES, INC.
               (Exact Name of Registrant as Specified in Charter)




Delaware                      000-28100                     87-0393420
(State of Incorporation) (Commission File Number)           (IRS Employer
                                                            Identification No.)




         2400 Research Boulevard, Suite 200
         Rockville, Maryland                                         20850
        (Address of principal executive offices)                    (Zip Code)




                                 (301) 258-2620
                         (Registrant's telephone number)


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Item 2.  Acquisition or Disposition of Assets.

         On March  25,  1997,  the  shareholders  of  AssureNet  Pathways,  Inc.
("AssureNet") approved the merger between AssureNet and Axquisition., Inc. ("Sub"), a Delaware corporation and a wholly-owned subsidiary of AXENT Technologies, Inc. ("AXENT"), pursuant to the terms of an Amended Agreement and Plan of Merger, dated as of January 6, 1997, as amended as of February 26, 1997, by and among AssureNet, AXENT and Sub (the "Merger Agreement"), and AssureNet has been merged with and into Sub. As provided in the Merger Agreement, AXENT will issue a total of 1,550,000 shares of AXENT Common Stock for all shares of AssureNet Common Stock and Preferred Stock outstanding immediately prior to the effective time of the merger and upon the exercise of certain stock options and warrants issued by AssureNet that were outstanding immediately prior to the effective time of the merger; AXENT assumed all other stock options and warrants issued by AssureNet that were outstanding immediately prior to effective time of the merger. Each share of AssureNet's Common Stock was converted into the right to receive 0.0620559 of a share of AXENT Common Stock, each share of AssureNet's Series A Convertible Preferred Stock was converted into the right to receive
0.1267459 shares of AXENT Common Stock, each share of AssureNet's Series B Convertible Preferred Stock was converted into the right to receive 0.1339337 shares of AXENT Common Stock and each share of AssureNet's Series C Convertible Preferred Stock was converted into the right to receive 0.4095024 shares of AXENT Common Stock.

         AXENT will account for the acquisition under the purchase method of accounting. The purchase price, approximately $32 million, includes the value of shares exchanged, net liabilities assumed and direct costs associated with the transaction and is allocated among AssureNet's assets based on fair market value. During the first quarter of 1997, AXENT incurred a one-time charge to earnings of approximately $28 million to reflect in-process research and development costs.

         Before the acquisition, AssureNet developed and marketed certain hardware and software remote access authentication products (Defender(R) products) and had certain other software products under development. AXENT intends to integrate the existing Defender software technology with AXENT's OmniGuard(TM) family of products where appropriate. With the exception of hardware tokens, AXENT intends to cease actively marketing the majority of AssureNet hardware products and focus its efforts on marketing the Defender software products. The acquisition also is expected to permit AXENT to expand its indirect distribution capabilities through the resellers that are distributing AssureNet's Defender products.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (a) Financial Statements of Business Acquired. Incorporated herein by reference to the Registrant's Registration Statement on Form S-4 (File No. 333-20207).

         (b) Pro Forma Financial Information. Incorporated herein by reference to the Registrant's Registration Statement on Form S-4 (File No. 333-20207).

         (c) Exhibits. The Merger Agreement is incorporated herein by reference to AXENT's Registration Statement on Form S-4 (File No. 333-20207).



                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  April 9, 1997                            AXENT TECHNOLOGIES, INC.



                                 By:  /s/ John C. Becker
                                          John C. Becker
                                          President and Chief Operating Officer